Exhibit 4.1

GENCORP INC.,

THE SUBSIDIARY GUARANTORS

AND

U.S. BANK NATIONAL ASSOCIATION

AS TRUSTEE AND COLLATERAL AGENT

7.125% SECOND-PRIORITY SENIOR SECURED NOTES DUE 2021

____________________________________

First Supplemental Indenture

Dated as of June 14, 2013

To Indenture Dated as of January 28, 2013

____________________________________

FIRST SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of June 14, 2013, among GenCorp Inc. (the “Issuer”), Pratt & Whitney Rocketdyne, Inc., Arde, Inc. and Arde-Barinco, Inc., each a direct or indirect subsidiary of the Issuer (each a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of January 28, 2013, providing for the issuance of $460,000,000 in aggregate principal amount of 7.125% Second Priority Senior Secured Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)           Agreement to Guarantee.  Each Guaranteeing Subsidiary hereby agrees as follows:

(a)           Along with all other Subsidiary Guarantors named in the Indenture (including pursuant to any supplemental indentures), to jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:

                (i)the principal of and interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and

                (ii)in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors and such Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately.  This is a guarantee of payment and not a guarantee of collection.

(b)           The obligations of such Guaranteeing Subsidiary hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture or the obligations of the Issuer hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer or any other Subsidiary Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c)           Such Guaranteeing Subsidiary hereby waives:  diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

(d)           This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture.  Such Guaranteeing Subsidiary accepts all obligations applicable to a Subsidiary Guarantor under the Indenture, including Article XII of the Indenture (which is deemed incorporated in this Supplemental Indenture and applicable to this Guarantee) and, as applicable, Section 5.01 and Section 5.02 of the Indenture.  Such Guaranteeing Subsidiary acknowledges that by executing this Supplemental Indenture, it will become a Subsidiary Guarantor under the Indenture and subject to all the terms and conditions applicable to Subsidiary Guarantors contained therein.

(e)           If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Subsidiary Guarantors (including such Guaranteeing Subsidiary), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)           Such Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)           As between such Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guaranteeing Subsidiary for the purpose of this Guarantee.

(h)           Such Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

(i)            Pursuant to Section 12.04 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Article XII of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiary under this Guarantee will not constitute a fraudulent transfer or conveyance.

(j)           Until released in accordance with Section 12.05 or Section 12.06 of the Indenture and Section 5 hereof, this Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k)           In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l)           This Guarantee shall be a general secured senior obligation of such Guaranteeing Subsidiary, ranking pari passu in right of payment with all existing and future senior Indebtedness of such Guaranteeing Subsidiary, if any.

(m)           Each payment to be made by such Guaranteeing Subsidiary in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(3)           Execution and Delivery.  Each Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4)           Merger, Consolidation or Sale of All or Substantially All Assets.

(a)           Except as otherwise provided in Section 5.01 of the Indenture, no Guaranteeing Subsidiary may consolidate or merge with or into or wind up into (whether or not such Guaranteeing Subsidiary is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person.

(b)           Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer or a Subsidiary Guarantor in accordance with Section 5.01 of the Indenture, the successor corporation formed by such consolidation or into or with which the Issuer or such Subsidiary Guarantor, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the Indenture referring to the Issuer or such Subsidiary Guarantor, as applicable, shall refer instead to the successor corporation and not to the Issuer or such Subsidiary Guarantor, as applicable), and may exercise every right and power of the Issuer or such Subsidiary Guarantor, as applicable, under the Indenture with the same effect as if such successor Person had been named as the Issuer or a Subsidiary Guarantor, as applicable, herein; provided that any predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01 of the Indenture.

(5)           Releases.  The Guarantee of each Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged, and no further action by such Guaranteeing Subsidiary, the Issuer or the Trustee is required for the release of such Guaranteeing Subsidiary’s Guarantee, upon satisfaction of all of the conditions set forth in Section 12.05 or Section 12.06 of the Indenture.

(6)           No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors (including any Guaranteeing Subsidiary) under the Notes, any Subsidiary Guarantees (including the Guarantee), the Security Documents, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

(7)           Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(8)           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(9)           Effect of Headings.  The Section headings herein have been inserted for convenience of reference only, are not considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

(10)           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries.

(11)           Subrogation.  Each Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by such Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 12.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, such Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.

(12)           Benefits Acknowledged.  Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture.  Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(13)           Successors.  All agreements of the Guaranteeing Subsidiaries in this Supplemental Indenture shall bind their respective successors, except as otherwise provided in Sections 5.01, 5.02, 12.05 and 12.06 of the Indenture or elsewhere in this Supplemental Indenture.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

(14)           Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

PRATT & WHITNEY ROCKETDYNE, INC., as Subsidiary Guarantor

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President and Treasurer

ARDE, INC., as Subsidiary Guarantor

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President and Treasurer

ARDE-BARINCO, INC., as Subsidiary Guarantor

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Andrew Fung
	Name:	Andrew Fung
	Title:	Vice President

GENCORP INC., as Issuer

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President, Chief Financial Officer and Assistant Secretary

[Signature Page to First Supplemental Indenture]